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                                                                 Exhibit 99.r

                                 CODE OF ETHICS
                                       FOR
                    MADISON HARBOR BALANCED STRATEGIES, INC.

I.        LEGAL REQUIREMENT.

          This Code of Ethics (the "Code") has been adopted by Madison Harbor Balanced Strategies, Inc. (the "Corporation") in compliance with Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 Act").

          Rule 17j-1(b) under the 1940 Act makes it unlawful for any officer or director of the Corporation in connection with the purchase or sale by such person of a security "held or to be acquired" by the Corporation:

          A. To employ any device, scheme or artifice to defraud the Corporation;

          B. To make to the Corporation any untrue statement of a material fact or omit to state to the Corporation a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

          C. To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Corporation; or

          D. To engage in any manipulative practice with respect to the Corporation.

II.       PURPOSE OF THE CODE OF ETHICS.

          The Corporation expects that its officers and directors will conduct their personal investment activities in accordance with (1) the duty at all times to place the interests of the Corporation's shareholders first, (2) the requirement that all personal securities transactions be conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility, and (3) the fundamental standard that investment company personnel should not take inappropriate advantage of their positions.

          In view of the foregoing, the provisions of Section 17(j) of the 1940 Act, the Securities and Exchange Commission's 1940 Act Release No. 23958 "Personal Investment Activities of Investment Company Personnel" (August 24,
1999), the "Report of the Advisory Group on Personal Investing" issued by the Investment Company Institute on May 9, 1994 and the Securities and Exchange Commission's September 1994 Report on "Personal Investment Activities of Investment Company Personnel," the Corporation has determined to adopt this Code of Ethics on behalf of the Corporation to specify a code of conduct for certain types of personal securities transactions which might involve conflicts of interest or an appearance of impropriety, and to establish reporting requirements and enforcement procedures.

III.      DEFINITIONS.

          A. An "Access Person" means: (1) each director or officer of the Corporation; (2) each employee (if any) of the Corporation (or of any company in a control relationship to the Corporation) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Corporation or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (3) any natural person in a control relationship to the Corporation who obtains information concerning recommendations made to the Corporation with regard to the purchase or sale of a security.

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          B.   The "Designated Officer" shall mean the officer of the
               Corporation designated by the Board of Directors from time to time to be responsible for management of compliance with this Code. The Designated Officer may appoint a designee to carry out certain of his or her functions pursuant to this Code.

          C. A "Disinterested Director" means a director of the Corporation who is not an "interested person" of the Corporation within the meaning of Section 2(a)(19) of the 1940 Act.

          D. An Access Person's "immediate family" includes a spouse, minor children and adults living in the same household as the Access Person.

          E. A security is "held or to be acquired" if within the most recent 15 days it (1) is or has been held by the Corporation, or (2) is being or has been considered by the Corporation or its investment adviser for purchase by the Corporation. A purchase or sale includes the writing of an option to purchase or sell and any security that is exchangeable for, or convertible into, any security that is held or to be acquired by the Corporation.

          F. An "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

          G.   "Investment Personnel" of the Corporation means:

               1. Any employee of the Corporation (or of any company in a control relationship to the Corporation) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Corporation.

               2. Any natural person who controls the Corporation and who obtains information concerning recommendations made to the Corporation regarding the purchase or sale of securities by the Corporation.

          H. A "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933.

          I.   "Exempt Security" means:

               1. Direct obligations of the Government of the United States; banker's acceptances; bank certificates of deposit; commercial paper; high quality short-term debt instruments, including repurchase agreements; and shares of registered open-end investment companies.

               2. Securities purchased or sold in any account over which the Access Person has no direct or indirect influence or control.

               3. Securities purchased or sold in a transaction that is non-volitional on the part of either the Access Person or the Corporation.

               4. Securities acquired as a part of an automatic dividend reinvestment plan.

               5. Securities acquired upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

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               6.   Securities that the Corporation is not permitted to purchase under the investment objective and policies set forth in the Corporation's registration statement on Form N-2.

IV.       POLICIES OF THE CORPORATION REGARDING PERSONAL SECURITIES
          TRANSACTIONS.

          A.   GENERAL POLICY.

          No Access Person of the Corporation shall engage in any act, practice or course of business that would violate the provisions of Rule 17j-1(b) set forth above, or in connection with any personal investment activity, engage in conduct inconsistent with this Code.

          B.   SPECIFIC POLICIES.

               1. RESTRICTIONS ON PERSONAL SECURITIES TRANSACTIONS BY ACCESS PERSONS OTHER THAN DISINTERESTED DIRECTORS.

                    a. No Access Person who is not a Disinterested Director may buy or sell securities other than Exempt Securities for his or her personal portfolio or the portfolio of a member of his or her immediate family without obtaining oral authorization from the Designated Officer prior to effecting such security transaction.

                         A written authorization for such security transaction will be provided by the Designated Officer to the person receiving the authorization (if granted).

                              Note: If an Access Person has questions as to whether purchasing or selling a security for his or her personal portfolio or the portfolio of a member of his or her immediate family requires prior oral authorization, the Access Person should consult the Designated Officer for clearance or denial of clearance to trade prior to effecting any securities transactions.

                    b. Pre-clearance approval under paragraph (a) will expire at the close of business on the trading day after the date on which oral authorization is received, and the Access Person is required to renew clearance for the transaction if the trade is not completed before the authority expires.

                    c. No clearance will be given to an Access Person other than a Disinterested Director to purchase or sell any security (1) on a day when the Corporation has a pending "buy" or "sell" order in that same security until that order is executed or withdrawn or (2) when the Designated Officer has been advised by the investment adviser that the same security is being considered for purchase or sale for any portfolio of the Corporation.

                    d. The pre-clearance requirement set forth above shall apply to all purchases of a beneficial interest in any security, through an Initial Public Offering or a Limited Offering by any Access Person who is also classified as Investment Personnel. A record of any decision and the reason supporting such decision to approve the acquisition by Investment Personnel of Initial Public Offerings or Limited Offerings shall be made.

               2. RESTRICTIONS ON PERSONAL SECURITIES TRANSACTIONS BY DISINTERESTED DIRECTORS.

                    The Corporation recognizes that a Disinterested Director does not have on-going, day-to-day involvement with the operations of the Corporation. Accordingly, the Corporation

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                    believes that less stringent controls are appropriate for
                    Disinterested Directors, as follows:

                    a. The securities pre-clearance requirement set forth above shall only apply to a Disinterested Director if he or she knew or, in the ordinary course of fulfilling his or her official duties as a director or officer, should have known, that during the fifteen day period before the transaction in a security (other than an Exempt Security) or at the time of the transaction that the security purchased or sold by him or her other than an Exempt Security was also purchased or sold by the Corporation or considered for the purchase or sale by the Corporation.

                    b. If the pre-clearance provisions of the preceding paragraph apply, no clearance will be given to a Disinterested Director to purchase or sell any security
                         (1) on a day when the Corporation has a pending "buy" or "sell" order in that same security until that order is executed or withdrawn or (2) when the Designated Officer has been advised by the investment adviser that the same security is being considered for purchase or sale for the Corporation.

V.        PROCEDURES.

          A. In order to provide the Corporation with information to enable it to determine with reasonable assurance whether the provisions of this Code are being observed by its Access Persons:

               1. Each Access Person of the Corporation, other than a Disinterested Director, shall submit to the Designated Officer an Initial Holdings Report in the form attached hereto as Exhibit A that lists all securities other than Exempt Securities beneficially owned(1) by the Access Person. This report must be submitted within 10 days of becoming an Access Person (or for persons already designated as Access Persons within 10 days of the adoption of this
                    Code), and must include the title of each security, the number of shares held, and the principal amount of the security. The Report must also include a list of any securities accounts maintained with any broker, dealer or bank.

               2. Each Access Person of the Corporation other than a Disinterested Director shall also submit to the Designated Officer an Annual Holdings Report attached hereto as Exhibit A no later than 30 days after the end of the calendar year. The Annual Holdings Report must list all securities other than Exempt Securities beneficially owned by the Access Person, the title of each security, the number of shares held, and the principal amount of the security, as well as a list of any securities accounts maintained with any broker, dealer or bank.

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(1) You will be treated as the "beneficial owner" of a security under this policy only if you have a direct or indirect pecuniary interest in the security.

          (a) A direct pecuniary interest is the opportunity, directly or indirectly, to profit, or to share the profit, from the transaction.

          (b) An indirect pecuniary interest is any nondirect financial interest, but is specifically defined in the rules to include securities held by members of your immediate family sharing the same household; securities held by a partnership of which you are a general partner; securities held by a trust of which you are the settlor if you can revoke the trust without the consent of another person, or a beneficiary if you have or share investment control with the trustee; and equity securities which may be acquired upon exercise of an option or other right, or through conversion.

For interpretive guidance on this test, you should consult counsel.

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               3.   Each Access Person of the Corporation other than a
                    Disinterested Director shall direct his or her broker to supply to the Designated Officer, on a timely basis, duplicate copies of confirmations of all securities transactions in which the person has, or by reason of such transaction acquires any direct or indirect beneficial ownership and copies of periodic statements for all securities accounts.

               4. Each Access Person of the Corporation, other than a Disinterested Director, shall submit reports in the form attached hereto as Exhibit B to the Designated Officer, showing all transactions in securities other than Exempt Securities in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, as well as all accounts established with brokers, dealers or banks during the quarter in which any securities were held for the direct or indirect beneficial interest of the Access Person.(2) Such reports shall be filed no later than 10 days after the end of each calendar quarter. An Access Person of the Corporation need not make a quarterly transaction report under this paragraph if all of the information required by this paragraph 4 is contained in the brokerage confirmations or account statements required to be submitted under paragraph 3.

               5. Each Disinterested Director need not make an initial or annual holdings report but shall submit the same quarterly report as required under paragraph 4 to the Designated Officer, but only for a transaction in a security other than an Exempt Security where he or she knew at the time of the transaction or, in the ordinary course of fulfilling his or her official duties as a director or officer, should have known that during the 15-day period immediately preceding or after the date of the transaction, such security is or was purchased or sold, or considered for purchase or sale, by the Corporation.

               6. The Designated Officer shall notify each Access Person of the Corporation who may be subject to the pre-clearance requirement or required to make reports pursuant to this Code that such person is subject to the pre-clearance or reporting requirements and shall deliver a copy of this Code to each such person.

               7. The Designated Officer shall review the initial holdings reports, annual holdings reports, and quarterly transaction reports received, and as appropriate compare the reports with the pre-clearance authorization received, and report to the Corporation's Board of Directors (the "Board"):

                    a. with respect to any transaction that appears to evidence a possible violation of this Code; and

                    b. apparent violations of the reporting requirement stated herein.

               8. The Board shall consider reports made to it hereunder and shall determine whether the policies established in Sections IV and V of this Code have been violated, and what sanctions, if any, should be imposed on the violator, including but not limited to a letter of censure, suspension or termination of the employment of the violator, or the unwinding of the transaction and disgorgement of any profits to the Corporation.

               9. The Corporation's investment adviser and principal underwriter shall adopt, maintain and enforce separate codes of ethics with respect to their personnel in compliance with Rule 17j-1 and Rule 204-2(a)(12) of the Investment Advisers Act of 1940 or Section 15(f) of the Securities Exchange Act of 1934, as applicable, and shall forward to the Designated Officer and the Corporation's counsel copies of such codes and all future amendments and modifications thereto. The Board shall review and approve such codes.

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(2) See footnote 1 above.

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                    Furthermore, any material changes to an investment adviser's or principal underwriter's code will be approved by the Board as soon as is reasonably practicable, and in no case more than six months after such change.

               10. Whenever necessary, the Designated Officer, investment adviser and principal underwriter of the Corporation shall provide a written report to the Corporation's Board stating:

                    a. any reported securities transaction that occurred that may have been inconsistent with the provisions of the codes of ethics adopted by the Corporation's investment adviser or principal underwriter; and

                    b. all disciplinary actions(3) taken in response to such violations.

               11. At least once a year, the Corporation's investment adviser and principal underwriter, as applicable, shall provide to the Board a written report which contains: (a) a summary of existing procedures concerning personal investing by advisory persons and any changes in the procedures during the past year; (b) an evaluation of current compliance procedures and a report on any recommended changes in existing restrictions or procedures based upon the Corporation's experience under this Code, industry practices, or developments in applicable laws and regulations; (c) a description of any issues arising under the Code or procedures since the last report, including but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to material violations; and (d) a certification that the procedures which have been adopted are those reasonably necessary to prevent Access Persons from violating the respective codes of ethics.

               12. This Code, the codes of the investment adviser and principal underwriter, a copy of each report by an Access Person, any written report hereunder by the Designated Officer, investment adviser or principal underwriter, records of approvals relating to Initial Public Offerings and Limited Offerings, lists of all persons required to make reports, and a list of all persons responsible for reviewing such reports shall be preserved with the Corporation's records for the period required by Rule 17j-1.

VI.       DISCLAIMER OF BENEFICIAL OWNERSHIP.

          Any report required under this Code may contain a statement that the report shall not be construed as an admission by the person submitting such duplicate confirmation or account statement or making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

VII.      CERTIFICATION.

          Each Access Person will be required to certify annually that he or she has read and understood this Code of Ethics, and will abide by it. Each Access Person will further certify that he or she has disclosed or reported all personal securities transactions required to be disclosed or reported under the Code of Ethics. A form of such certification is attached hereto as Exhibit C.

                                      The Board of Directors of
                                      Madison Harbor Balanced Strategies, Inc.

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(3) Disciplinary action includes but is not limited to any action that has a material financial effect upon the employee, such as fining, suspending, or demoting the employee, imposing a substantial fine or requiring the disgorgement of profits.

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                                    Exhibit A

                    MADISON HARBOR BALANCED STRATEGIES, INC.

                                 Holdings Report


                            For the Year/Period Ended

                                 _______________
                                (month/day/year)

              [ ] Check Here if this is an Initial Holdings Report

To:       _________________, as Designated Officer of the above listed
          Corporation

          As of the calendar year/period referred to above, I have a direct or indirect beneficial ownership interest in the securities listed below which is required to be reported pursuant to the Code of Ethics of the Corporation:

               TITLE OF   NUMBER OF   PRINCIPAL
               SECURITY    SHARES      AMOUNT
               --------   ---------   ---------


          The name of any broker, dealer or bank with whom I maintain an account in which my securities are held for my direct or indirect benefit are as follows:

          This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.


                         Signature:
                                   ---------------------------------------------

                         Print Name:
                                    --------------------------------------------

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                                    Exhibit B

                    MADISON HARBOR BALANCED STRATEGIES, INC.

                          Securities Transaction Report

                   For the Calendar Quarter Ended    , 200

To:       __________________-, as Designated Officer of the above listed
          Corporation

          During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which is required to be reported pursuant to the Code of Ethics of the Corporation:

                                     INTEREST                                           BROKER/DEALER
                         NUMBER OF   RATE AND                    NATURE OF              OF BANK
                         SHARES OR   MATURITY      DOLLAR        TRANSACTION            THROUGH
TITLE OF   DATE OF       PRINCIPAL   DATE (IF      AMOUNT OF     (PURCHASE,             WHICH
SECURITY   TRANSACTION   AMOUNT      APPLICABLE)   TRANSACTION   SALE, OTHER)   PRICE   EFFECTED
--------   -----------   ---------   -----------   -----------   ------------   -----   -------------

          For each Access Person of the Corporation, other than a director who is not an "interested person" (as defined in the 1940 Act),(4) provide the following information with respect to any account established by you during the quarter referred to above in which securities were held during the quarter for your direct or indirect benefit:

          1. The name of the broker, dealer or bank with whom you established the account.

          2.   The date the account was established.

          This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.


                         Signature:
                                   ---------------------------------------------

                         Print Name:
                                    --------------------------------------------

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(1) A director who knew, or in the ordinary course of fulfilling his or her official duties as a director, should have known, that during the 15-day period immediately before or after the director's transaction in any security that is not an Exempt Security, the Company purchased or sold the security, or the Company or its investment adviser considered purchasing or selling the security.

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                                    Exhibit C

                    MADISON HARBOR BALANCED STRATEGIES, INC.

                               ANNUAL CERTIFICATE

          Pursuant to the requirements of the Code of Ethics of Madison Harbor Balanced Strategies, Inc. (the "Corporation"), the undersigned hereby certifies as follows:

          1.   I have read the Corporation's Code of Ethics.

          2. I understand the Code of Ethics and acknowledge that I am subject to it.

          3. Since the date of the last Annual Certificate (if any) given pursuant to the Code of Ethics, I have reported all personal securities transactions required to be reported under the requirements of the Code of Ethics.


Date:
     ----------------------             ----------------------------------------
                                        Print Name


                                        ----------------------------------------
                                        Signature

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